PLACEMENT AGENT AGREEMENT


                                                                  March 30, 2000


Fahnestock & Co. Inc.
125 Broad Street
New York, NY 10004

Dear Sirs:

     The undersigned, Senesco Technologies, Inc., a Delaware corporation (the "Company"), hereby agrees with Fahnestock & Co. Inc. ("Fahnestock" or "Placement Agent") as follows:

          1. PRIVATE PLACEMENT. The Company hereby agrees to allow Fahnestock to place, as its agent, up to $1,000,000 of its common stock (the "Stock" or "Shares") in its current private placement of up to $2,000,000 on terms and conditions that are mutually satisfactory. The Shares shall be offered without registration under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Act") pursuant to the exemption from registration created by Regulation D thereof.

          2. PRIVATE PLACEMENT MEMORANDUM. The Company shall, as soon as practicable, prepare a Private Placement Memorandum covering the proposed offering which the Company reasonably believes shall meet the anti-fraud and other requirements of the federal and state securities laws. The Private Placement Memorandum shall be in form and substance reasonably satisfactory to Fahnestock and to the Company and to their respective counsel. The Company agrees that it shall modify or supplement the Private Placement Memorandum during the course of the offering to insure that the Private Placement Memorandum does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          3. COMPENSATION. Fahnestock will be paid at the closing of such sales a cash commission of seven percent (7%) of the subscription price of each Share sold by Fahnestock.

     If, during the term of the offering hereunder, the Placement Agent delivers a copy of the Private Placement Memorandum to an investor who purchases within one (1) year after such introduction any securities of the Company in a private transaction, Fahnestock shall be entitled to a cash commission of 7%.

          4. EXPENSES. It shall be the Company's obligation to bear all of the expenses in connection with the proposed offering, including Fahnestock's reasonable legal expenses, if any, and "blue sky" counsel fees and expenses for filing in such states as may be agreed upon.

          5. FURTHER REPRESENTATIONS AND AGREEMENTS OF THE COMPANY. The Company represents and agrees that (i) it is authorized to enter into this Agreement and to carry out the offering contemplated hereunder and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, (ii) the Company will, during the course of the offering, solely at its expense, provide Fahnestock with all information and copies of documentation with respect to the Company's business, financial condition and other matters as Fahnestock may reasonably deem relevant, and will, make reasonably available to Fahnestock, its auditors, counsel, and officers and directors to discuss with Fahnestock any aspect of the Company or its business which Fahnestock may reasonably deem relevant, (iii) the Company has entered into an investment banking agreement with Fahnestock dated the date hereof, (iv) the Company will deliver at the closing of sales conducted hereunder (a) a certificate of each of the Company's President and Treasurer to the effect that the Private Placement Memorandum meets the requirements hereof and has been modified or supplemented as required by Paragraph 2 hereof and does not contain any untrue statement of material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and all necessary corporate approvals have been obtained to enable the Company to deliver the Shares in accordance with the terms of the offering and (b) a limited opinion of counsel for the Company substantially in the form attached hereto in Exhibit A, (v) the Company shall use its "best efforts" to have the registration statement in which the Shares are included effective within nine (9) months from the final closing hereunder and (vi) all officers, directors and holders of Common Stock greater than five percent (5%) shall enter into a lock-up agreement with Fahnestock, in which they will agree not to sell any shares held by them under Rule 144 or otherwise for a period from the date hereof until the earlier of (y) nine (9) months from the final closing hereunder or (z) 30 days following the effective date of a registration statement in which the Shares are included.

          6. INDEMNIFICATION. (a) Subject to the conditions set forth below, the Company hereby agrees that it will indemnify and hold harmless Fahnestock and each director, officer, shareholder, employee or representative of Fahnestock and each person controlling, controlled by or under common control with Fahnestock within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, (individually, an "Indemnified Person") from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any claim, action, suit or proceeding (a "Claim"), including any inquiry or investigation, commenced or threatened, in appearing or preparing for appearance as a witness in any Claim, including any inquiry, investigation or pretrial proceeding such as a deposition) (collectively a "Loss") to which such Indemnified Person may become subject under the Act, the 1934 Act or any other federal or state statutory law or regulation at common law or otherwise, arising out of, based upon, or in any way related or attributed to (i) this Agreement,
(ii) any untrue statement or alleged untrue statement of material fact contained in the Private Placement Memorandum (except those statements given by an Indemnified Person for inclusion therein or omission to state a material fact therein), or (iii) the breach of any representation, covenant or warranty made by the Company in this Agreement. The Company further agrees that upon demand by an Indemnified Person at any time or from time to time, it will promptly reimburse such Indemnified Person for any Loss actually and reasonably paid by the Indemnified Person as to which the Company has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Paragraph 6, any such payment or reimbursement by the Company of fees, expenses or disbursements incurred by an Indemnified Person in any Claim in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such Indemnified Person as a direct result of such person's gross negligence, bad faith or willful misfeasance will be repaid promptly to the Company.

         (b) Promptly after receipt by any  Indemnified  Person under  paragraph
(a) above of notice of the commencement of any Claim, such Indemnified Person will, if a claim in respect thereof is to be made against the Company under paragraph (a), notify the Company in writing of the commencement thereof, and the Company shall assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person; provided, however, that if the defendants in any such action include both the Indemnified Person and the Company or any corporation controlling, controlled by or under common control with the Company, or any director, officer, employee, representative or agent of any thereof, and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to such other defendant, the Indemnified Person shall have the right to select separate counsel to represent it, and the Company shall pay the reasonable fees and expenses of such separate counsel. Failure of the Indemnified Person to so notify us shall not relieve us from any obligation we may have hereunder, unless and to the extent such failure results in the forfeiture by us of substantial rights and defenses and will not in any event relieve us from any other obligation or liability we may have to any Indemnified Person otherwise than under this Agreement.

     We further agree that we will not, without the prior written consent of the relevant Indemnified Person, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person hereunder from any and all liability arising out of such Claim.

     (c) Fahnestock agrees that it will indemnify and hold harmless the Company and each of its directors and officers, against any Loss whatsoever (including, but not limited to, any and all legal fees and other expenses) to which the Company or any such director or officer may be subject solely as a result of statements made in the Private Placement Memorandum based solely upon information supplied by Fahnestock to the Company in writing or based upon the improper conduct of Fahnestock or any of its employees or agents in acting as Placement Agent for the offering and sale hereunder.

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Paragraph 6 is due in accordance with its terms, but is for any reason held by a court to be unavailable from the Company to Fahnestock on grounds of policy or otherwise, the Company and Fahnestock shall contribute to the aggregate Loss to which the Company and Fahnestock may be subject in such proportion so that Fahnestock is responsible for that portion represented by the percentage that the aggregate of its commission and expenses under this Agreement bears to the aggregate offering price received by the Company for all Shares sold under the Private Placement Memorandum, and the Company is responsible for the balance, except as the Company may otherwise agree to reallocate a portion of such liability with respect to such balance with any other person; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of
Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), any person controlling, controlled by or under common control with Fahnestock, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the same rights to contribution as Fahnestock and each person who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the 1934 Act, each director and officer of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution hereunder, promptly after receipt of notice of commencement of any Claim against such party in respect of which a claim for contribution may be made against the other party under this paragraph (d), shall notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this paragraph (d). The indemnity and contribution agreements contained in this Paragraph 6 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person or any termination of this Agreement.

          7. TERMINATION. The Company and Fahnestock may terminate or extend the Agreement at any time by mutual written consent.

          8. COMPETING CLAIMS. The Company acknowledges and agrees there are no claims or payments for services in the nature of a finder's fee or any other arrangements, agreements, payments, issuances or understandings that may effect Fahnestock's compensation.

          9. MISCELLANEOUS.

     (a) Governing Law. This Agreement and the transactions contemplated hereby shall be governed in all respects by the laws of the State of New York, without giving effect to its conflict of laws principles.

     (b) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     (c) Notices. Whenever notice is required to be given pursuant to this Agreement, such notice shall be in writing and shall either be (i) mailed by certified first class mail, postage prepaid, addressed (a) if to Fahnestock, at the address set forth at the head of this Agreement, Attention: Henry P. Williams, Senior Vice President; (b) if to the Company, at 34 Chambers Street, Princeton, NJ 08542, Attention: Steven Katz, President and Chief Operating Officer; and (c) if to Company's counsel, Buchanan Ingersoll Professional Corporation at 650 College Road East, Princeton, NJ 08540, Attention: David J. Sorin, Esq. or (ii) delivered personally or by express courier. The notice shall be deemed given, if sent by mail, on the third day after deposit in a United States post office receptacle, or if delivered personally or by express courier, then upon receipt.

     (d) Dispute. In the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement or the transactions contemplated by this Agreement, the prevailing party, or parties, shall be paid its reasonable attorney's fees and expenses arising from such action, suit or proceeding by the other party.

     If the foregoing correctly sets forth the understanding between Fahnestock and the Company, please so indicate in the space provided below for that purpose whereupon this letter shall constitute a binding agreement between us.


                                                  Very truly yours,

                                                  Senesco Technologies, Inc.


                                                  By: /s/ Steven Katz
                                                     ------------------------
                                                     Steven Katz
                                                     President and Chief
                                                     Operating Officer

Confirmed and agreed to:

Fahnestock & Co. Inc.


By: /s/ Henry P. Williams
   --------------------------
   Henry P. Williams
   Senior Vice President

Date:   March 30, 2000
     -------------------

                                                                       Exhibit A


                     ANNEX TO SECURITIES PURCHASE AGREEMENT


                                                        , 2000
                                                 -------


Purchasers of [Company] [Describe Securities]
c/o [F & Co. Counsel]

                                  Re: [Company]

Ladies and Gentlemen:

     We have acted as counsel to [Company], a corporation incorporated under the
laws of the State of                        (the "Company"),  in connection with
the proposed issuance and sale of                (the "Securities")  pursuant to
the Securities  Purchase Agreement , dated               between the Company and
               (the "Buyer"), including all Exhibits and Appendices annexed thereto and all documents and instruments executed and delivered as contemplated thereby (collectively, the "Agreements").

     In connection with rendering the opinions set forth herein, we have examined drafts of the Agreement, the Company's Certificate of Incorporation, and its Bylaws, each as amended to date [other documents - describe], the proceedings of the Company's Board of Directors taken in connection with entering into the Agreements, and such other documents, agreements and records as we deemed necessary to render the opinions set forth below.

     In conducting our examination, we have assumed the following: (i) that each of the Agreements has been executed by each of the parties thereto in the same form as the forms which we have examined, (ii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity and accuracy of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies, (iii) that each of the Agreements has been duly and validly authorized, executed, and delivered by the party or parties thereto other than the Company, and (iv) that each of the Agreements constitutes the valid and binding agreement of the party or parties thereto other than the Company, enforceable against such party or parties in accordance with the Agreements' terms.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The  Company  has been duly  incorporated  and is validly  existing as a
corporation  in good standing under the laws of the State of               ,  is
duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the Company owns or leases properties, maintains employees or conducts business, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has all requisite corporate power and authority to own its properties and conduct its business.

     2. The authorized  capital stock of          the Company consists of shares
of Common Stock, par        value per share, ("Common Stock") and         shares
of  Preferred  Stock,  par  value  $         per  share;  [describe  classes  if
applicable].

     3. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended and the Company has timely filed all the material required to be filed pursuant to Sections 13(a) or 15(d) of such Act for a period of at least twelve months preceding the date hereof.

     4. When duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of the Agreements, the Securities [and any Common Stock to be issued upon the conversion of the Securities] as described in the Agreements represented thereby will be duly authorized and validly issued, fully paid and nonassessable.

     5. The Company has the requisite corporate power and authority to enter into the Agreements and to sell and deliver the Securities and the Common Stock to be issued upon the conversion of the Securities as described in the Agreements; each of the Agreements has been duly and validly authorized by all necessary corporate action by the Company to our knowledge, no approval of any governmental or other body is required for the execution and delivery of each of the Agreements by the Company or the consummation of the transactions contemplated thereby; each of the Agreements has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors rights generally, and except as to compliance with federal, state, and foreign securities laws, as to which no opinion is expressed.

     6. To the best of our knowledge, after due inquiry, the execution, delivery and performance of the Agreements by the Company and the performance of its obligations thereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provision of (i) the Company's Certificate of Incorporation or By-Laws, each as currently in effect, (ii) any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it or any of its property is bound, (iii) any applicable statute or regulation, or (iv) any judgment, decree or order of any court or governmental body having jurisdiction over the Company or any of its property.

     7. The issuance of Common Stock upon conversion of the Securities in accordance with the terms and conditions of the Agreements, will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed.

     8. The Company complies with the eligibility requirements for the use of Form S-3, under the Securities Act of 1933, as amended.

     9. To the best of our knowledge, after due inquiry, there is no pending or threatened litigation, investigation or other proceedings against the Company [except as described in Exhibit A hereto].

     To the extent any of the foregoing opinions is based on information or representations of one or more specified individuals, organizations, agencies or entities or is stated to be "to the best of our knowledge," we hereby confirm that, after due inquiry which we consider to be appropriate for the issues involved in rendering such opinion, we are aware of no information inconsistent with such opinion there expressed.

     This opinion is rendered only with regard to the matters set out in the numbered paragraphs above. No other opinions are intended nor should they be inferred. This opinion is based solely upon the laws of the United States and the State OF STATE IDENTIFIED IN GOVERNING LAW SECTION (IF YOU ARE ADMITTED THERE); OTHERWISE THE STATE WHERE YOU ARE ADMITTED, as currently in effect, and the SPECIFY PROPER TITLE OF [GENERAL] CORPORATION LAW of the State of [WHERE COMPANY INCORPORATED] and does not include an interpretation or statement concerning the laws of any other state or jurisdiction. Insofar as the enforceability of the Agreements may be governed by the laws of other states, we have assumed that such laws are identical in all respects to the laws of the State of IDENTIFY THE STATE WHERE YOU ARE ADMITTED NAMED IN THE FIRST BLANK IN THIS PARAGRAPH.

     The opinions expressed herein are given to you solely for your use in connection with the transaction contemplated by the Agreements and may not be relied upon by any other person or entity or for any other purpose without our prior consent.

                                    Very truly yours,


                                     By:
                                         ------------------------------------

                               AMENDMENT NO. 1 TO
                            PLACEMENT AGENT AGREEMENT


      This Amendment No. 1 dated July 25, 2000 (this "Amendment") is made to that certain Placement Agent Agreement dated as of March 30, 2000 (the "Placement Agent Agreement"), made by and between Senesco Technologies, Inc., a Delaware corporation (the "Company"), and Fahnestock & Co. Inc. ("Fahnestock"). This Amendment is to be effective as of March 30, 2000.

                                   WITNESSETH:

      WHEREAS, Fahnestock, acting as the Company's placement agent pursuant to the Placement Agent Agreement, assisted the Company in a private placement (the "Private Placement") raising $2,207,550 in gross proceeds; and

      WHEREAS, the Company and Fahnestock are also parties to that certain Investment Banking Agreement, dated as of March 30, 2000 (the "Investment Banking Agreement"), whereby Fahnestock shall provide the Company with financial advisory services on an exclusive basis; and

      WHEREAS, the Investment Banking Agreement provides for the payment of a monthly fee by the Company to Fahnestock and the issuance of warrants (the "Warrants") to purchase one hundred thousand (100,000) shares of the Company's common stock; and

      WHEREAS, the parties now desire to amend both the Placement Agent Agreement and the Investment Banking Agreement, such that the Warrants will be part of the consideration given to Fahnestock under the Placement Agent Agreement, instead of being part of the consideration given to Fahnestock under the Investment Banking Agreement;

      NOW THEREFORE,  in consideration  of the premises,  and for other good and
valuable   consideration   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged by the parties, the parties hereto agree as follows:

1.  AMENDMENTS.

      Section 3 of the Placement Agent Agreement is hereby amended by adding to the end of such Section the following paragraph:

            "In addition, Fahnestock shall be granted five-year Warrants to purchase one hundred thousand (100,000) shares of common stock of the Company at an exercise price per share equal to $1.50 per share, which shall be issued upon execution of this Agreement. The Warrants will contain certain registration rights on terms substantially as set forth in the Company's registration rights agreement."

2.  RATIFICATION.

      Except as amended hereby, all of the terms and conditions of the Placement Agent Agreement, shall remain in full force and effect, and are hereby ratified and confirmed in all respects.


3.  GOVERNING LAW.

      This Amendment shall be governed by and construed under the laws of the State of New York as such laws are applied to contracts made and to be fully performed entirely within that state between residents of that state.


4.  COUNTERPARTS.

      This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                                    * * * * *

      IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Placement Agent Agreement as of the date first written above.

                                    SENESCO TECHNOLOGIES, INC.


                                    By: /s/ Steven Katz
                                       --------------------------------------
                                       Name:  Steven Katz
                                       Title: President



                                    FAHNESTOCK & CO., INC.


                                    By: /s/ Henry P. Williams
                                       --------------------------------------
                                       Name:  Henry P. Williams
                                       Title: Senior Vice President